Exhibit 3.01

AMENDED AND RESTATED

BYLAWS

OF

SCANA CORPORATION

Adopted on February 19, 2009

ARTICLE I.  SHAREHOLDERS

Section 1.  Annual Meeting.   An annual meeting of the shareholders shall be held each fiscal year for the purpose of electing

Directors and for the transaction of such other business as may properly come before the meeting.   The exact time and place of the

annual meeting shall be determined by the Board of Directors.

    Section 2.  Special Meetings.   Special meetings of the shareholders may be called by the Chief Executive Officer, or by the

Chairman of the Board of Directors, or by a majority of the Board of Directors.  Business transacted at a special meeting shall be confined to the specific purpose or purposes of the persons authorized to request such special meeting as set forth in this Section and only such purpose or purposes shall be set forth in the notice of such meeting.

    Section 3.  Place of Meeting.   The Board of Directors may designate any place, either within or without the State of South

Carolina, as the place of meeting for any annual meeting or for any special meeting.

    Section 4.  Conduct of Meetings.  Meetings of shareholders shall be presided over by the Chairman of the Board or, in the absence of the Chairman of the Board, the Chairman of the Executive Committee, or in the absence of the Chairman of the

Executive Committee, a chairman designated by the Board of Directors or, in the absence of such designation, by a chairman chosen at the meeting by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat.  The Secretary or, in the Secretary’s absence, an Assistant Secretary or, in the absence of the Secretary and all

Assistant Secretaries, a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

The Board of Directors shall be entitled to make such rules, regulations and procedures for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient.  Subject to such rules,

regulations and procedures of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary,

appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing (a) an agenda or order of business for the meeting, (b) rules, regulations and procedures for maintaining order at the meeting and the safety of those present,

(c) limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, (e) limitations on the time allotted to questions or comments by participants and (f) rules,

regulations and procedures governing the opening and closing of the polls for balloting and matters which are to be voted on by ballot.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

    Section 5.  Nominations by Shareholders and Shareholder Proposals – Annual Meeting.  Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice by such shareholder provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth below in this Section.

    For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (b) of the foregoing paragraph of this Section 5, the shareholder must have given timely notice thereof in writing to the Secretary of the  Corporation.  To be timely, a shareholder’s notice shall be delivered to and received by the

Secretary at the principal office of the Corporation not less than 120 days prior to the first anniversary of the date of the proxy statement sent to shareholders in connection with the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

   Notwithstanding anything in the second sentence of the preceding paragraph to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 120 days prior to the first anniversary of the date of the proxy statement sent to shareholders in connection with the preceding year’s annual meeting, a shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to and received by the Secretary at the principal office of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

    Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is

otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the

“Exchange Act”) (including such person’s written consent to beingnamed in the proxy statement as a nominee and to serving as a director if elected) and a description of all arrangements and understandings between the nominating shareholder and the nominee or any other person (naming such person) relating to the nomination; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

    Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section.  The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal shall be disregarded.

    For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones

News Service, Associated Press or comparable national news

service, or in a document mailed to all shareholders of record.

    Section 6. Nominations at Special Meetings.  Directors are to be elected at a special meeting of shareholders only (a) if the

Board of Directors so determines or (b) to fill a vacancy created by the removal of a director at such special meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice by such shareholder provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth below in this Section.

    Nominations by a shareholder of persons for election to the Board of Directors may be made at such a special meeting of shareholders at which directors are to be elected if the shareholder’s notice required by the fourth paragraph of Section 5 of Article

I of these Bylaws shall be delivered to and received by the Secretary of the Corporation at the principal office of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement (as defined in Section 5 of Article I of these Bylaws) is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

    Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2 of this Article I.  The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the special meeting was made in  accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal shall be disregarded.

ARTICLE II.  BOARD OF DIRECTORS

    Section 1.  General Powers.   The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 2.  Number, Tenure and Qualifications.   The number of Directors of the Corporation shall be not less than nine and

not more than twenty as determined from time to time by the Board of Directors.   Directors need not be residents of the State of

South Carolina.  Directors shall be required to own a number of shares of the Corporation’s common stock equal to the number of shares granted in the five most recent annual retainers for Directors.  Persons serving as independent directors as of February 1,

2009 shall be required to meet the minimum share ownership requirement by the last day of February 2014.  Persons who are subsequently elected as directors shall be required to meet such requirement within six years following the date of their election to the Board of Directors.  The Nominating Committee of the Board of Directors, or such other committee of the Board of Directors as the Board of Directors shall designate, shall have the discretion to grant a temporary waiver of these minimum share ownership requirements upon demonstration by a director that, due to a financial hardship or other good reason, he or she cannot meet the minimum share ownership requirements.

           Section 3.  Regular Meetings.   The Board of Directors may provide, by resolution, the time and place, either within or with out the State of South Carolina, for the holding of additional regular meetings.

Section 4.  Special Meetings.   Special meetings of the Board of Directors may be held at

 any time and place upon the call of the Chairman of the Board or of the Chief Executive Officer or by action of the Executive

Committee or Audit Committee.

Section 5.  Quorum.   A majority of the number of Directors fixed as provided in Section 2 of this Article II shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 6.  Committees.   The Board of Directors may create one or more committees of the Board of Directors including an

Audit Committee and an Executive Committee, and appoint members of the Board of Directors to serve on them.  To the extent specified by the Board of Directors and subject to such limitations as may be specified by law, the Corporation's Articles of

Incorporation or these Bylaws, such committees may exercise all of the authority of the Board of Directors in the management of the Corporation.

    Meetings of a committee may be held at any time on call of the Chief Executive Officer or of any member of the

committee.   A majority of the members shall constitute a quorum for all meetings.

Section 7.  Compensation.  The Board of Directors may authorize payment to Directors of compensation for serving as

Director, except that Directors who are also salaried officers of the Corporation or of any affiliated company shall not receive additional compensation for service as Directors.  The Board of Directors may also authorize the payment of, or reimbursement for,

all expenses of each Director related to such Director's attendance at meetings.

ARTICLE III.  OFFICERS

Section 1.  Titles.   The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Chief

Operating Officer, a Chief Financial Officer, a Treasurer, a General

Counsel, a Secretary, a Corporate Compliance Officer, an Internal Auditor and such other officers and assistant officers as the

Board of Directors or the Chief Executive Officer shall deem  necessary or desirable.   Any two or more offices may be held by the

same person, and an officer may act in more than one capacity where action of two or more officers is required.

Section 2.  Appointment of Officers.   The Board of Directors shall appoint the Chairman of the Board, the Chief Executive

Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the General Counsel, the Secretary, the Corporate

Compliance Officer, the Internal Auditor and such other officers and assistant officers as the Board of Directors shall deem necessary or desirable at such time or times as the Board of Directors shall determine.  In the absence of any action by the Board of

Directors, the Chief Executive Officer may appoint all other officers.

Section 3.  Removal.   Any officer appointed by the Board of Directors or the Chief Executive Officer may be removed by the Board of Directors or the Executive Committee, but no other committee, with or without cause.  The Chief Executive Officer may remove any officer other than the Corporate Compliance Officer and the Internal Auditor.

Section 4.  Chairman of the Board.   The Chairman of the Board shall be chosen by and from among the Directors, shall preside at all meetings of the Board of Directors if present, and shall, in general, perform all duties incident to the office of Chairman of the Board and such other duties as, from time to time, may be assigned to him by the Board of Directors.

Section 5.  Chief Executive Officer.   The Chief Executive Officer, subject to the control of the Board of Directors, shall in

general supervise and control all of the business and affairs of the Corporation.   He shall, in the absence of the Chairman of the

Board and the Chairman of the Executive Committee, preside at meetings of the Board of Directors.   He may vote on behalf of the

Corporation the stock of any other corporation owned by the Corporation and sign, with the

Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and

in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the

Board of Directors from time to time.   The Chief Executive Officer may delegate his authority to vote stock on behalf of the

Corporation and such delegation of authority may be either general or specific.

Section 6.  Chief Operating Officer.  The Chief Operating Officer shall in general perform all of the duties incident to the office of Chief Operating Officer and such other duties as from time to time may be assigned to him by the Chief Executive Officer,

the Chairman of the Board or the Board of Directors.

Section 7. Chief Financial Officer.  The Chief Financial Officer shall in general perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the

Chairman of the Board or the Board of Directors.

Section 8.  Treasurer.   The Treasurer shall in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the Chairman of the Board or the Board of

Directors.

Section 9.  General Counsel.   The General Counsel shall in general perform all of the duties incident to the office of the

General Counsel and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the Chairman of

the Board or the Board of

Directors.

Section 10.  Secretary.   The Secretary shall:  (a) keep the minutes of the meetings of the shareholders and of the Board of

Directors in one or more books provided for that purpose; (b) authenticate records of the Corporation when such authentication is required; and (c) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the Chairman of the Board or the Board of

Directors.

Section 11.  Corporate Compliance Officer.  The Corporate Compliance Officer shall report to the Chairman of the Audit

Committee and shall in general perform all of the duties incident to the office of Corporate Compliance Officer and such other duties as from time to time may be assigned to him by the Board of Directors or the Audit Committee, but no other committee.

Section 12.  Internal Auditor.  The Internal Auditor shall report to the Chairman of the Audit Committee  and shall in general perform all of the duties incident to the office of Internal Auditor and such other duties as from time to time may be assigned to him by the Board of Directors or the Audit Committee, but no other committee.

    Section 13. Compensation.   The compensation of the officers appointed by the Board of Directors shall be fixed from time to time by the Board of Directors and the compensation of those appointed by the Chief Executive Officer shall, in the absence of any action by the Board of Directors, be set by the Chief Executive Officer.  No officer shall be prevented from receiving compensation by reason of the fact that he is also a Director of the Corporation.

ARTICLE IV.  AMENDMENTS

Except as otherwise provided by law, these Bylaws may be amended or repealed and new Bylaws may be adopted by the

Board of Directors or the shareholders.